Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-210786) and Form S-8 (Nos. 333-147490, 333-148544, 333-185617, 333-196621, and 333-208146) of Synthesis Energy Systems, Inc. of our report dated September 29, 2016 (except for Note 4 which is as of November 28, 2016) relating to the consolidated financial statements of Synthesis Energy Systems, Inc., which appears in this Current Report on Form 8-K.

/s/ BDO USA, LLP

Houston, Texas

November 28, 2016